                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     This Amended and Restated Employment Agreement ("Agreement") is made effective as of this 1st day of June 1999 between COMMUNICATION TELESYSTEMS INTERNATIONAL, a California Corporation, having its principal office at 9999 Willow Creek Road, San Diego, California 92131, (hereinafter referred to as "CTS") and PATRICK AELVOET (hereinafter referred to as "Employee").

     In consideration of the mutual promises of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. EMPLOYMENT: The parties agree that the terms of this Agreement shall govern Employee's employment by CTS effective as of June 1, 1999 (the "Effective Date").

     2. GENERAL DUTIES OF EMPLOYEE: Employee shall have the title of Senior Vice-President Chief Financial Officer. Employee shall perform such duties as requested by CTS and, upon request, serve on the Board of Directors of CTS and/or its subsidiaries and affiliates.

     3. CONDUCT OF EMPLOYEE: Employee shall use his best efforts to promote the interests of CTS and shall refrain from any acts which may adversely affect the reputation or business of CTS. Employee shall adhere to all laws and ethical standards applicable to his conduct as an Employee for CTS, shall abide by and observe all rules, regulations and policies of CTS presently in effect and any amendments and additions thereto made from time to time and shall perform in a manner consistent with generally accepted procedures for his profession.

     4. COMPENSATION: As Employee's sole and complete compensation, CTS will pay to Employee, subject to the conditions and limitations set forth in this Agreement and all applicable withholding requirements and authorized deductions, the following compensation:
         (a) SALARY: CTS shall pay Employee a salary of Eighteen Thousand Three Hundred Thirty Three Dollars and Thirty Three Cents ($18,333.33) per month.
         (b) HEALTH INSURANCE: Employee shall participate in such medical programs or plans that are generally available to employees of CTS.
         (c) VACATION: Employee shall receive fifteen (15) days of paid vacation per year.
         (d) BONUS: Employee shall be eligible to earn the bonus set forth on Addendum "A" hereto.

     5. ADVANCES: CTS may, in its sole discretion, make payments to Employee as advances on compensation expected to become earned pursuant to this Agreement. Employee agrees that each such advance constitutes a personal indebtedness of Employee to CTS, repayable by Employee in full immediately upon demand by CTS, until such time as the compensation on which the advance is made becomes fully earned.

     6. RECORDS TO REMAIN PROPERTY OF CTS: All records of CTS, all records pertaining or relating to clients of CTS, and all records and documents prepared or generated by Employee, CTS or any other person or entity in connection with the performance of Employee under this Agreement, including but not limited

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to account cards, invoice copies, customer lists, leads and all documents containing the names or addresses of or information relating to clients who have done business with CTS, are and shall remain the property of CTS at all times during the term of Employee's employment with CTS, and after termination of such employment for any reason. None of such records, nor any part of them may be used by Employee either in original form or in computerized, duplicated, or copied form except for the purpose of conducting the business of CTS and the names, addresses, and other information and data in such records are not to be transmitted verbally, in writing, or in computerized form by Employee except in the ordinary course of conducting business for CTS. All of said records or any part of them are the sole proprietary information of CTS and shall be treated by Employee as confidential information of CTS. In the event of the termination of Employee's employment with CTS for any reason, Employee shall return to CTS all such records and any copies or summaries thereof in computerized, duplicated, copied or any other form.

     7. LIMITATIONS ON EMPLOYEE'S USE OF PROPRIETARY INFORMATION: Employee shall not at any time, or in any manner, directly or indirectly divulge, disclose or communicate to any other person, firm or corporation, nor shall Employee use for his own benefit other than in connection with the performance of Employee's duties under this Agreement: (i) any of the names, addresses, telephone numbers of or other data relating to clients of CTS, prospective customers of CTS or persons, firms or corporations to whom Employee may have provided services in his capacity as a representative of CTS or to whom other representatives of CTS have provided such services at any time; (ii) any of the records or documents referred to in Paragraph 6 of this Agreement; or
(iii) any other information acquired by Employee as a consequence of his employment with CTS.

     8. INVENTIONS: All improvements, discoveries, inventions, designs, documents or other data related to the Company's business (whether or not deemed patentable) conceived, developed, made, perfected, acquired, or first reduced to practice, in whole or in part, during off-duty hours and away from the Company's premises as well as in the regular course of employment by Employee during development and research, of the Company or its subsidiaries and affiliates shall be promptly disclosed to the Company, and Employee shall hereby assign and transfer his right, interest and title thereto and such improvements, discoveries, inventions, designs, documents, or other data shall become the property of the Company. During the term of Employee's employment and anytime thereafter, upon request of the Company, Employee will join and render assistance in any proceedings, and execute any papers necessary to file and prosecute applications for, and to acquire, maintain and enforce letters, patent, trademarks, registrations and/or copyrights, both domestic and foreign, with respect to such improvements, discoveries, inventions, designs, documents, or other data as required for vesting title to same in the Company.

     9. COMPENSATION AFTER TERMINATION OF EMPLOYMENT: Except as otherwise expressly provided in any written option agreement or plan, Employee shall have no further right to salary or any other compensation after termination of Employee's employment with CTS, irrespective of the time, manner or cause of such termination.

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     10. TERMINATION OF EMPLOYMENT:
         (a) EXCEPT AS EXPRESSLY PROVIDED IN PARAGRAPH 10(b) BELOW EMPLOYEE AND CTS SHALL AT ALL TIMES HAVE THE RIGHT TO TERMINATE EMPLOYEE'S EMPLOYMENT WITH CTS, WITH OR WITHOUT CAUSE, BY WRITTEN NOTIFICATION TO THE OTHER PARTY;
         (b) In the event that CTS terminates the employment of employee other than for "cause" as defined below, CTS shall, at its option, either:
(i) provide Employee with at least ninety (90) days advance notice of such termination; or (ii) pay Employee a severance payment in the amount of Fifty Thousand Dollars ($50,000.00). As used herein "cause" shall mean personal dishonesty, incompetence, willful misconduct, abandonment of employment or extensive absences, conflict of interest or breach of fiduciary duty involving intent for or obtainment of material personal or family profit, violation of any law rule or regulation (other than minor traffic offenses or the like), a court order prohibiting Employee's continued employment with CTS, a final cease-and-desist order issued by a regulatory agency, or a material breach by Employee of any provision of this Agreement which is not cured within ten (10) days after written notice thereof is provided to Employee by CTS.

     11. ASSIGNMENT: Neither this Agreement nor any other benefits to accrue hereunder shall be assigned or transferred by Employee, either in whole or in part (except a transfer effective upon the death of Employee of any payments due hereunder), without the written consent of CTS, and any purported assignment in violation hereof shall be void.

     12. INDEMNITY: CTS and Employee shall have such indemnity rights and obligations as provided by California law. Additionally, CTS and Employee shall indemnify, defend and hold harmless each other from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgement, cost or expense (including without limitation, reasonable attorneys' fees and costs and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim), in any action, suit, proceeding or demand, of any kind or character, arising out of or in any manner, incident, relating or attributable to any breach of this Agreement.

     13. CHOICE OF LAW: This Agreement is executed and intended to be performed in the State of California and the laws of the State of California shall govern its interpretation and effect.

     14. PARTIAL INVALIDITY: If any term, provision, covenant, or condition of this Agreement is held by a Court of competent jurisdiction to be invalid, void or unenforceable, the rest of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. In the event any provision contained in Paragraphs 6, 7 or 8 of this Agreement should ever be deemed to exceed the law in any respect, then the parties hereto agree that such provision shall be amended automatically to provide CTS with the maximum protection permitted by law.

     15. ENTIRE AGREEMENT: This Agreement contains the entire agreement between the parties concerning the subject matter of this Agreement. It supersedes all negotiations, statements, promises, or understandings, if any, made prior to the execution of this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

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     16. GENDER: As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural number, shall each be deemed to include the others whenever the context so indicates.

     17. OUTSIDE EMPLOYMENT: During the term of Employee's employment with CTS, Employee shall not engage in any other employment or outside business activity without the prior written consent of CTS.

     18. VENUE: The venue of any civil action, arbitration or other legal proceeding between Employee, on one hand, and CTS and/or its officers, directors and employees, on the other hand, arising out of or relating to this Agreement, the employment of Employee by CTS, the termination of Employee's employment with CTS, or any other dealings between Employee and CTS, lies only in San Diego, California, and Employee and CTS waive any right they may have under any statute or law to cause such action or proceeding to be transferred to any other venue.

     19. AMENDMENT AND WAIVER: The terms of this Agreement may be amended, modified or eliminated, or the observance or performance of any term, covenant or provision herein may be omitted or waived (either generally or in a particular instance, and either prospectively or retroactively) only by a writing signed by Employee and CTS. The waiver by CTS of any breach by Employee of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

     20. SURVIVAL OF PROVISIONS: The provisions contained in Paragraphs 6, 7, 8, 12, 18, 24 and 25 of this Agreement, and the other provisions hereof to the extent applicable, shall survive the termination of Employee's employment with CTS.

     21. INUREMENT: This Agreement shall be binding upon and inure to the benefit of all heirs, assigns (to the extent permitted) and successors in interest of the parties hereto.

     22. HEADLINES: The titles and headlines herein are for convenience only and shall not be used to interpret this Agreement.

     23. EFFECTIVE DATE: This Agreement shall be effective as of the date written on the first page hereof.

     24. ARBITRATION: Any claim or controversy arising out of or relating to this Agreement or any dealings between Employee, on one hand, and CTS and/or CTS' officers, directors, employees or agents, on the other hand, shall be settled before J.A.M.S/ENDISPUTE ("JAMS") in accordance with the then obtaining Comprehensive Arbitration Rules and Procedures of JAMS, as modified herein. The arbitrator may not limit, expand or otherwise modify the terms of this Agreement. The award in such arbitration proceeding may be entered in any Court of competent jurisdiction specified in paragraph 18 of this Agreement.

                   [BALANCE OF PAGE LEFT INTENTIONALLY BLANK]

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IT IS SO AGREED:

          THIS IS A BINDING LEGAL AGREEMENT WHICH SETS FORTH THE TERMS AND CONDITIONS OF YOUR EMPLOYMENT, INCLUDING COMPENSATION MATTERS. READ THIS AGREEMENT CAREFULLY BEFORE SIGNING IT.

          THIS AGREEMENT ALSO CONTAINS AN ARBITRATION AGREEMENT, WHICH YOU SHOULD STUDY CAREFULLY. ARBITRATION IS GENERALLY FINAL AND BINDING ON THE PARTIES. BY AGREEING TO ARBITRATION, YOU ARE WAIVING YOUR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL. PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDINGS. ADDITIONALLY, THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.


          EMPLOYEE:

          /s/ Patrick Aelvoet
          ------------------------------
          (Signature)

          PATRICK AELVOET
          -----------------------------
          (PRINT NAME)

          CTS:

          Communication TeleSystems International

          By:/s/ Edward S. Soren
             --------------------------

          Its: Executive Vice President
              -------------------------

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

                                ADDENDUM "A"
               TO EMPLOYMENT AGREEMENT OF PATRICK AELVOET


     1. Employee shall be eligible to earn Bonus Payments of up to One Hundred Fifty Thousand Dollars ($150,000.00) (the "Bonus Payments") during the period from June 1, 1999 through May 30, 2000 (the "Bonus Period").

     2. The following general terms and conditions apply to each of the bonus incentives provided herein:

     (A) In order to earn a Bonus Payment, the event which gives rise to payment entitlement must actually occur and be completed during the Bonus Period. With respect to the raising of equity, consummation of an liquidity event or public offering and the arrangement of a strategic partner investment, the event must actually close and fund during the Bonus Period in order for Employee to earn the bonus compensation.

     (B) With respect to each of the bonus incentives listed below, no Bonus Payment will be earned unless Employee was still actually employed by CTS on the date or within sixty (60) days prior to the date when the event which gives rise to the bonus compensation was completed (i.e., the date of the actual close of the liquidity event). In the event that, for any reason, Employee is terminated more than sixty (60) days prior to the completion of the event, Employee will not be entitled to any Bonus Payment or other compensation on account thereof, notwithstanding the fact that Employee may have devoted substantial time and effort thereto prior to the termination of his employment.

     (C) Any and all Bonus Payments earned by Employee will be due and payable by CTS to Employee when earned, except that CTS may, in its discretion, withhold from Bonus Payments for the duration of the Bonus Period the sum of Forty Thousand Dollars ($40,000.00) as a reserve with respect to the Foothill Default contingency described in Section 3(D) below.

     (D) Nothing in this bonus program shall in any way alter the at-will nature of Employee's employment with CTS.

     (E) In all cases, CTS shall have sole and absolute discretion with respect to whether or not to enter into any equity sale, liquidity event, public offering, strategic partner arrangement or other transaction which would make Employee eligible for a Bonus Payment. In the event that CTS determines, for any reason in its sole discretion, not to consummate any proposed transaction Employee shall not be entitled to any Bonus Payment or other compensation on account thereof.

     3. Employee shall earn a Bonus Payment in the amount specified below, upon the successful completion of the events listed below prior to the end of the Bonus Period:

     (A) Employee will earn a bonus payment in the amount of Ten Thousand Dollars ($10,000) for each $5 million of equity (as opposed to debt) raised by CTS during the Bonus Period, from sources other than, Tom Cirrito, Atocha, L.P., Telecom Venture Group, Walt Anderson, Gold & Appel Transfer S.A., Henry Lukin, Don Burns, Daniel Borislow or any of their affiliates (the "Excluded Investors") or an initial public offering. The maximum bonus which Employee may earn under this sub-paragraph 3(A) is Thirty Thousand Dollars ($30,000).

     (B) Employee will earn a bonus payment in the amount of Ten Thousand Dollars ($10,000) for each $5 million of new capital leasing capacity obtained and utilized by CTS during the Bonus Period. The maximum bonus which may be earned by Employee under this sub-paragraph 3(B) is Thirty Thousand Dollars ($30,000).

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     (C)  Employee will earn a Bonus Payment in the amount of Twenty-Five
     Thousand Dollars ($25,000.00) in the event of a consummation of a successful public offering of the common stock of CTS or the consummation of a merger of CTS into public company, prior to the end of the Bonus Period.

     (D) Employee shall earn a bonus payment in the amount of Twenty Thousand Dollars ($20,000.00) if an event of default does not occur at any time during the Bonus Period with respect to the Loan and Security Agreement with Foothill Capital Corporation or any replacement facility ("Foothill Default"). In the event, however, that an event of default does occur at any time during the Bonus Period under such Loan and Security Agreement, the amount of Forty Thousand Dollars ($40,000.00) shall be deducted from any other Bonus Payment compensation earned by Employee pursuant to this Addendum. For purposes of this provision, an event of default shall be as defined in the Loan and Security Agreement, and shall be deemed to have occurred regardless of whether or not Foothill waives the default or elects to enforce available remedies.

     (E) Employee shall earn a Bonus Payment in the amount of Twenty-Five Thousand ($25,000.00) if CTS, on a consolidated basis calculated according to generally accepted accounting principals consistently applied, reports a net after-tax loss not to exceed $61,000,000 for the fiscal year ending September 30, 1999.

     (F) Employee will earn a Bonus Payment of Twenty Thousand Dollars ($20,000.00) upon the consummation of a business transaction with a strategic partner engaged in the telecommunications business (other than the Excluded Investors), which results in investment by such strategic partner of at least $25 million in CTS during the Bonus Period.

     (G) Employee will earn a Bonus of Twenty Thousand ($20,000) upon delivery to CTS of an unqualified opinion without a going concern exception in the opinion, by its independent auditors for the financial statements for the fiscal year ending September 30, 1999.


     IT IS SO AGREED:

                       EMPLOYEE:

                       /s/ Patrick Aelvoet
                       -----------------------------
                       (Signature)

                       PATRICK AELVOET
                       -----------------------------
                       (PRINT NAME)

                       CTS:

                       Communication TeleSystems International

                       By:/s/ Edward S. Soren
                           --------------------------

                       Its: Executive Vice President
                            -------------------------

                                       7